EXHIBIT 10.6

Cazador Acquisition Corporation Ltd.
Form of
Subscription Agreement

1
Cazador Sub Holdings Ltd. (the "Subscriber") has subscribed for 1,417,500 ordinary shares (the "Shares") in Cazador Acquisition Corporation Ltd. an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Company"), on the terms and conditions set out herein and as set forth in the Company’s Articles of Association (the "Articles") and hereby acknowledges that it has reviewed and accepted the terms and conditions of issue of the Shares as set out in the Articles.  The allotment of the Shares was approved by the board of directors of the Company on 16 June 2010 and the Shares were allotted and issued by the Company to the Subscriber on 18 June 2010.  This Agreement ratifies and confirms the terms and conditions of the allotment and issue of the Shares.

2	The Shares were allotted and issued as fully paid at issue price of US$0.0001 per share.

3	The Subscriber has paid to the Company an aggregate amount of US$25,000 for the Shares.

4	The Shares were registered by the Company in its Register of Members in the name of the Subscriber on 18 June 2010.

5	All notices and communications from the Company to the Subscriber will be in writing and mailed or delivered to the address below with confirmation by fax, email or telephone as follows:

Attention:	Francesco Piovanetti

Telephone:	787-993-9650

Fax:	787-993-9651

Email:	fpiovanetti@arcocapital.com

6	This Subscription Agreement shall be governed by, and shall be construed in accordance with the laws of the Cayman Islands.

7
This Subscription Agreement may be executed in any number of counterparts each of which when executed and delivered shall constitute an original and all such counterparts together constituting but one and the same agreement.

8
The Subscriber irrevocably agrees for the exclusive benefit of the Company that the courts of the Cayman Islands shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Subscription Agreement and for such purposes irrevocably submits to the jurisdiction of such courts.

In witness whereof, the Subscriber and the Company have executed this Subscription Agreement on [ ] August 2010.

Cazador Acquisition Corporation Ltd.

Acting by:
Francesco Piovanetti
Director

Cazador Sub Holdings Ltd.

Acting by:
Jay Johnston
Director